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                              POWER OF ATTORNEY


KNOW ALL MEN BY THESE PRESENTS, THAT KLEINWORT BENSON (GUERNSEY) LIMITED (the "Company") a company duly organized and existing under the laws of the Island of Guernsey whose registered office is situated at Westbourne, The Grange, St. Peter Port, Guernsey, hereby names and constitutes:


                              Christopher Wright

                                      or

                              Michael H. Khougaz


to be its true and lawful attorney (the "Attorney") on its behalf and in its name in its capacity as General Partner of The KB Mezzanine Fund, L.P. (the "Fund") to sign the documents and consents relating to the restructuring of Tylan General, Inc., including but not limited to the completion of SEC form 13D.

The Company hereby agrees to ratify all that its said Attorney shall lawfully do or cause to be done by virtue hereof.

This Power of Attorney shall be valid for a period of sixty days from the date hereof.

Dated this 25th Day of October 1996

The Common Seal of
KLEINWORT BENSON (GUERNSEY) LIMITED
was hereunto affixed in the presence of




/s/ David Hinshaw
-------------------------------
David Hinshaw, Director

                                       for Corporate Services (Guernsey) Limited




                                       /s/ Peter Ridley
                                       -----------------------------------------
                                       Peter Ridley, Director and Secretary




                             Page 41 of 41 Pages